UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2022 (May 2, 2022)

G-III APPAREL GROUP, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)
(Address of principal executive offices)
512 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)

(212) 403-0500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GIII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 2, 2022, G-III Apparel Group, Ltd. (“G-III”), issued a press release announcing the execution of the Purchase Agreement described under Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Also on May 2, 2022, G-III made available an investor presentation on its website in connection with the foregoing. A copy of the investor presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K. Neither the press release nor the investor presentation shall be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On May 2, 2022, G-III and its indirect wholly-owned subsidiary, G-III Foreign Holdings B.V. (the “Purchaser”), entered into a share purchase agreement (the “Purchase Agreement”), with a group of private and public investors, led by Fred Gehring of Amlon Capital BV (collectively, the “Sellers”), pursuant to which the Purchaser will acquire, on the terms and subject to the conditions set forth in the Purchase Agreement, the remaining outstanding shares of Karl Lagerfeld Holding B.V. (“Karl Lagerfeld Holding”) that G-III does not already own, for an aggregate consideration of €200 million ($210 million USD) in cash, subject to certain adjustments and customary closing conditions, plus interest at a rate of 5% per annum accruing from the 45th day after the date of the Purchase Agreement until the consummation of the transaction (the “Transaction”). G-III has agreed to guarantee the obligations of the Purchaser under the Purchase Agreement. G-III expects to fund the purchase price with cash on hand.

The Transaction is expected to be consummated in the second or third quarter of 2022, subject to the satisfaction of customary closing conditions, including the receipt of regulatory approvals.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are "forward-looking statements" as that term is defined under the Federal Securities laws.  These forward-looking statements cover, among other things, statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters; the timing of closing of the Transaction, the expected sources of funds to be used for the consideration to be paid in the Transaction, and the nature of the closing conditions for the Transaction. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions and general economic conditions, as well as the following: (1) the Transaction may not be completed, or completed within the expected timeframe; (2) costs relating to the Transaction  may be greater than expected; (3) a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the Transaction; (4) other closing conditions may not be met on a timely basis or at all which may delay or prevent the Transaction or require a waiver of such conditions; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of G-III’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and updated in G-III’s subsequent reports filed with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made, and G-III undertakes no obligation to update them in light of new information or future events.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit 99.1 and Exhibit 99.2 relating to Item 7.01 shall be deemed to be furnished, and not filed.

Exhibit No.	Description
99.1	Press Release dated May 2, 2022
99.2	Investor Presentation dated May 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: May 2, 2022	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

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